                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           McClain Industries,  Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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
================================================================================










                                     MCCLAIN


                                INDUSTRIES, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             TO BE HELD MAY 5, 2000














================================================================================

                            MCCLAIN INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 2000

To Our Shareholders:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders to be held at the Sterling Inn, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 5, 2000, at 10:00 a.m., local time. At the Annual Meeting, you will be asked:

         (1) To elect a Board of four Directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified; and

         (2) To transact other business which may properly come before the Annual Meeting.

         This Proxy Statement contains information relevant to the 2000 Annual Meeting. Only our shareholders of record at the close of business on March 17, 2000, are entitled to notice of, and to vote at, the Annual Meeting.

         YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, please sign, date, and mark the enclosed proxy and return it as soon as possible in the postage-paid envelope provided. If you wish to vote in accordance with recommendations of the Board of Directors, you need only sign, date and return the proxy. If you send in your proxy and subsequently decide to attend the Annual Meeting, you may withdraw your proxy and vote your shares.

         Thank you for your continued support and endorsement of McClain Industries. We look forward to continuing our history of building long-term value for you and our other Shareholders.


                                          Sincerely,


                                          CARL JAWORSKI
                                          Secretary


Dated:  March 29, 2000

                  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                            MCCLAIN INDUSTRIES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 2000


                            PROXIES AND SOLICITATIONS

         This Proxy Statement is being mailed to the holders of shares of common stock of McClain Industries, Inc. in connection with our 2000 Annual Meeting of Shareholders. The purpose of this Proxy Statement is to solicit your approval of the election of the nominees for the Board of Directors. If your proxy is received in time for the Annual Meeting, your shares will be voted in accordance with the instructions, if any, contained in your executed proxy. If you do not give instructions, your proxy will be voted for all nominees for the Board. You may revoke an executed proxy at any time before it is exercised. You may revoke your proxy either by submitting to our corporate Secretary a written notice of revocation bearing a date later than the date of your proxy any time prior to the start of the Annual Meeting, or by attending the Annual Meeting and voting in person (although attending the Annual Meeting will not by itself revoke a proxy).

         Our directors, officers and employees may solicit proxies by personal interview, telephone, telegram and mail. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to our shareholders, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding such material, which we anticipate will not exceed $1,000. We will bear the cost of all proxy solicitation.

         Our executive offices are located at 6200 Elmridge Road, Sterling Heights, Michigan 48310. This Proxy Statement is dated March 29, 2000. It is first being mailed to shareholders on or about March 29, 2000.

                            TIME AND PLACE OF MEETING

         The Annual Meeting will be held at the Sterling Inn, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 5, 2000, at 10:00 a.m., local time.

                  YOUR VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

         Only holders of record of shares of common stock at the close of business on March 17, 2000 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment. On March 17, 2000, we had 4,638,759 shares of common stock outstanding, which were held by 201 holders of record. Each outstanding share of common stock entitles the record holder to one vote. You can only vote your shares at the Annual Meeting if you are present or if you are represented by proxy. In order for business to be conducted at the Annual Meeting, we must have a quorum. There will be a quorum if shareholders who own a majority of the outstanding shares entitled to vote are present at the Annual Meeting, either in person or by proxy.

         Information concerning our principal shareholders is discussed under "Security Ownership of Certain Beneficial Owners and Management."

         QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ANNUAL MEETING

         If you have any questions about this Proxy Statement or the Annual Meeting, please call Carl Jaworski at (810) 264-3611.

                       MATTERS TO COME BEFORE THE MEETING

ELECTION OF DIRECTORS

         The only matter expected to be considered at the Annual Meeting will be the election of directors. Our Bylaws provide for seven positions on the Board of Directors. We propose that only four of these positions be filled by persons nominated to the Board of Directors at the Annual Meeting. We believe that the functions of the Board can be served adequately by four directors. We do not anticipate filling the remaining three positions; however, shareholders attending the Annual Meeting may nominate and elect persons to fill the three vacancies. Proxies may not be voted for more than four persons. Each director will be elected by a plurality of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by our transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the next annual meeting of shareholders or until his or her successor is elected and qualified. Unless otherwise instructed, proxies will be voted in favor of the election of the four nominees listed below.

         If any of the persons nominated are unavailable to serve, then a valid proxy may be voted for the election of any other person whom the proxyholder deems advisable in accordance with their best judgment. We have no knowledge that any of the nominees will be unavailable to serve. In any event, the enclosed proxy can be voted for only the four persons named in this Proxy Statement or their substitutes.

         Below is a list of the nominees with a description of their principal occupation for the past five years. Each nominee presently serves on our Board of Directors and has served continuously from the date of his election to the present time.

         KENNETH D. MCCLAIN, age 58, is Chairman of the Board, Chief Executive Officer and President. He has been a director and officer since our inception in March 1968. He also serves as an officer and a director of our subsidiaries.

         ROBERT W. MCCLAIN, age 63, is Senior Vice President and Assistant Secretary. He has been a director and officer since our inception in March 1968. He also serves as an officer of several of our subsidiaries. Mr. Robert McClain and Mr. Kenneth McClain are brothers.

         RAYMOND ELLIOTT, age 65, has been a director since August 1990. He is currently President of Hartland Insurance Group, Inc. From January 1, 1997 to October 2, 1998, he was Vice President of First of America Insurance Group (now National City). Prior to that he was President of Elliott & Sons Insurance Agency, Inc. and Michigan Benefit Plans Insurance Agency, Inc. since 1967, and was a director of both such companies through December 1996. Mr. Elliott also serves on the Board of Governors of the Michigan Automobile Insurance Placement Facility and as an advisory director of the Boys and Girls Club of Troy, a charitable organization located in Troy, Michigan.

         WALTER J. KIRCHBERGER, age 65, has been a director since November 3, 1995. Mr. Kirchberger is First Vice President - Research of PaineWebber Incorporated, and has served in such capacity for more than 25 years. He also serves as a director of Simpson Industries, Inc.

         To the best of our knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to McClain Industries. To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

                          THE BOARD AND ITS COMMITTEES

         Our Board of Directors met five times during our last fiscal year ended September 30, 1999. All of our directors attended each of those meetings.

         Our Bylaws authorize the Board to form committees and to delegate some of its responsibilities to those committees. The Board establishes the functions of each committee and the standards for membership. In addition, the Board appoints the members for each committee. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee.

         THE AUDIT COMMITTEE was established to:

              - annually recommend to the Board a firm of independent public accountants to be our auditors

              - review the scope of the annual audit with the auditors in advance of the audit

              - generally review the results of the audit and the adequacy of our accounting, financial and operating controls

              - review our accounting and reporting principles, policies and practices

              -     perform other duties which the Board may delegate to it

         The current members of the Audit Committee are Messrs. Raymond Elliott, Kenneth D. McClain and Walter J. Kirchberger. The Audit Committee did not hold any formal meeting during the 1998-99 fiscal year. The activities of the Audit Committee were conducted during meetings of the full Board.

         THE COMPENSATION COMMITTEE was established to:

              - review the compensation (including salaries, bonuses and stock options) of our officers

              -     perform other duties which the Board may delegated to it

         The current members of the Compensation Committee are Messrs. Raymond Elliott and Walter J. Kirchberger. The Compensation Committee held one meeting during the 1998-99 fiscal year. See "Report of the Compensation Committee on Executive Compensation".

         THE EXECUTIVE COMMITTEE was established to manage generally the day-to-day business and affairs between regular Board meetings. The Executive Committee may not, without the prior approval of the Board acting as a whole:

              -     amend our Articles of Incorporation

              -     amend our Bylaws

              -     adopt an agreement of merger or consolidation

              - recommend to the shareholders the sale, lease or exchange of all or substantially all of our property and assets

              - recommend to the shareholders a dissolution or a revocation of a dissolution

              -     fill vacancies on the Board

              - fix compensation of the directors for serving on the Board or on a committee of the Board

              -     declare dividends or authorize the issuance of stock

              - approve or take any action with respect to any related party transaction involving McClain Industries

         All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Kenneth D. McClain and Robert W. McClain. The Executive Committee did not hold any formal meetings during the 1998-99 fiscal year.

         The Board of Directors has adopted a policy requiring review of related party transactions by disinterested directors on a transaction by transaction basis.

         The Board of Directors does not have a standing committee responsible for nominating individuals to become directors.

                             DIRECTORS' COMPENSATION

         Directors who are also our employees do not receive compensation for serving on the Board of Directors or on the Board's committees. Directors who are not our employees are entitled to a quarterly retainer fee of $4,000, a $1,000 fee for each regular or special meeting of the Board and a $1,000 fee for each committee meeting attended on a day other than a regular or special Board meeting date. These fees may not increase more than once annually. A non-employee director may elect to receive his fees either in cash or in shares of common stock pursuant to our 1999 Retainer Stock Plan for Non-Employee Directors which replaced our 1989 Retainer Stock Plan.

         To participate in the 1999 Retainer Stock Plan, a non-employee director must elect, thirty days prior to the date his fees are paid, the percentage, if any, of his fees he wishes to receive in the form of shares of common stock. The number of shares of common stock to be issued to an eligible director is determined by dividing (i) the dollar amount of the percentage of fees he elects to receive in common stock, by (ii) the "fair market value" of common stock on the day prior to the date the common stock is issued. The term "fair market value" means the closing sale price per share of common stock on the day prior to the date of issuance as quoted on NASDAQ National Market, or if no sale takes place on that day, the average of the closing bid and asked prices for the common stock on that day as quoted on NASDAQ National Market. Any fractional share of common stock derived from such calculation is paid in cash.

         The aggregate fair market value of the shares of common stock issued to any non-employee director in a given year cannot exceed 100% of the director's fees. During the 1998-99 fiscal year, 3,187 shares of common stock were issued under the 1989 Retainer Stock Plan and 2,927 shares of common stock were issued under the 1999 Retainer Stock Plan.

                               EXECUTIVE OFFICERS

         The persons listed below are our current executive officers. Each is annually appointed by, and serves at the pleasure of, the Board.

                                                                                             APPROXIMATE DATE
 NAME                             AGE           OFFICE                                         SERVICE BEGAN
 ----                             ---           ------                                         -------------
Kenneth D. McClain(1)              58           Chairman of the Board, Chief                       3/68
                                                Executive Officer and President

Robert W. McClain(1)               63           Senior Vice President, Assistant                   3/68
                                                Secretary

Carl Jaworski                      56           Secretary                                          10/72

Mark Mikelait                      38           Treasurer                                          5/97

         Each of the executive officers has been continuously employed by us for more than five (5) years serving in the capacities and since the date reflected above.

         To our knowledge, there are no material proceedings to which any officer is a party, or has a material interest, adverse to McClain Industries. To our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

                             EXECUTIVE COMPENSATION

         The following tables set forth all cash compensation paid to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 during the last three fiscal years.


-------------------

(1)  Kenneth D. McClain and Robert W. McClain are brothers.

                           SUMMARY COMPENSATION TABLE

===============================================================================================
                              Annual Compensation                 Long Term Compensation
                              -------------------                 ----------------------

Name and                      Fiscal      Salary                    Securities underlying
Principal Position            Year       Amount($)                     Options/SARs(#)
------------------            ----       ---------                     ---------------
Kenneth D. McClain,           1999       $275,000                           25,000
President/CEO                 1998       $263,031                            ---
                              1997       $226,885                            ---

Robert W. McClain,            1999       $143,751                           25,000
Senior Vice President
                              1998       $125,004                            ---
                              1997       $183,335                            ---

Carl Jaworski, Secretary      1999       $108,750                            5,000

                              1998       $104,631                            5,000
                              1997       $102,894                            ---

Mark S. Mikelait,             1999       $126,250                            5,000
Treasurer
                              1998       $101,250                           10,000
                              1997            ---                            ---
===============================================================================================

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

========================================================================================================================
                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                                                                 PRICE APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                               OPTION TERM
------------------------------------------------------------------------------------------------------------------------

           Name                 Number of       Percent of      Exercise of      Expiration      5% ($)       10% ($)
                                securities         total         base price         date
                                underlying       options/          ($/Sh)
                               option/SARs     SARs granted
                               granted (#)     to employees
                                                 in fiscal
                                                   year

            (a)                    (b)              (c)             (d)             (e)           (f)           (g)
------------------------------------------------------------------------------------------------------------------------
Kenneth D. McClain               25,000           19.23%           $5.50           5-6-04        $22,035       $63,814
------------------------------------------------------------------------------------------------------------------------
Robert W. McClain                20,000           15.38%           $5.50           5-6-04        $17,628       $51,051
------------------------------------------------------------------------------------------------------------------------
Carl Jaworski                     5,000            3.84%           $5.50          12-15-03        $7,598       $25,244
------------------------------------------------------------------------------------------------------------------------
Mark S. Mikelait                  5,000            3.84%           $5.50          12-15-03        $7,598       $25,244
========================================================================================================================

                       AGGREGATED OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUES TABLE

================================================================================================================================
                        Shares
                     Acquired on
                       Exercise                                                                    Value of Unexercised
                      In 1998-99     Value            No. of Unexercised Options/SARs at       In-The-Money Options/SARs at
                     Fiscal Year     Realized(1)          1998-99 Fiscal Year-End(2)            1998-99 Fiscal Year-End(1)
                                                     -----------------------------------------------------------------------
                                                                               Not                                   Not
                                                       Exercisable         Exercisable         Exercisable       Exercisable
----------------------------------------------------------------------------------------------------------------------------
Kenneth D. McClain       -0-              -0-            13,333              25,000                $0                $0
-------------------------------------------------------------------------------------------------------------------------------
Robert W. McClain        -0-              -0-             6,666              20,000                $0                $0
-------------------------------------------------------------------------------------------------------------------------------
Carl Jaworski            -0-              -0-             1,666               8,334                $0                $0
-------------------------------------------------------------------------------------------------------------------------------
Mark S. Mikelait         -0-              -0-             7,333              11,667                $0                $0
===============================================================================================================================

(1) Value based on the closing market price per share of our common stock on September 30, 1999 which was $4.375.

(2) Includes (a) stock options granted on January 16, 1995 pursuant to our 1989 Incentive Stock Plan with an exercise price of $7.31 per share and which expired on January 15, 2000, (b) stock options granted on December 16, 1998 pursuant to our 1989 Incentive Stock Plan with an exercise price of $5.50 per share and which expire on December 5, 2003, and (c) stock options granted on May 7, 1999 pursuant to our 1999 Incentive Stock Plan, with an exercise price of $5.50 per share and which expire on May 6, 2004.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Our executive compensation program is administered by the Board's Compensation Committee which is comprised of independent directors, Messrs. Raymond Elliott and Walter J. Kirchberger. The program supports our commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to us, and to accomplish our short and long term objectives. The Compensation Committee attempts to structure our compensation program so that it will reward our top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of our key executive officers and performs such other duties as may be delegated to it by the Board of Directors. The Compensation Committee held one formal meeting during the 1998-99 fiscal year

         In reviewing the compensation to be paid to our executive officers during the 1998-99 fiscal year, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the share value of our common stock, and for achieving internal goals established by the Board of Directors.

         The key components of executive officer compensation are salary, bonuses and stock awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of our other officers, and compensation provided at competitive companies and companies of similar size. Bonuses and stock awards are intended to reward exceptional performances. Stock awards are also intended to increase an officer's interest in our long-term success as measured by the market and book value of the common stock. Stock awards may be granted to our officers and directors and to certain employees who have managerial or supervisory responsibilities under the Incentive Stock Plan. Stock awards may be stock options, stock appreciation rights or restricted share rights. Eleven (11) key employees, including two executive officers, received stock options under the Incentive Stock Plan for their performance during the 1998-99 fiscal year.

         The Compensation Committee generally reviews our financial and operating performance for the preceding fiscal year when audited financial statements become available, usually in the first or second quarter of the following fiscal year. In line with this practice, the Compensation Committee reviewed our financial results for the 1998-99 fiscal year and the first quarter of the fiscal year ending September 30, 2000. The Compensation Committee observed that our sales increased approximately 20.7% over the 1997-98 fiscal year; our gross profit as a percentage of net sales decreased from approximately 17.82% for the 1997-98 fiscal year to 17.6% for the 1998-99 fiscal year; and our net income per share increased to $0.90 for the 1998-99 fiscal year from $0.72 for the 1997-98 fiscal year. After reviewing the individual performance of our Chief Executive Officer and the goals set for the Company in the 1999-2000 fiscal year at its February 2000 meeting, the Compensation Committee decided to defer any decisions regarding compensation increases for executive officers until after it has the opportunity to review a proposed incentive program for certain members of the Company's management team.

         Submitted by:

                 Raymond Elliott                         Walter Kirchberger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Raymond Elliott and Walter J. Kirchberger are not currently, and have never been, officers or employees of McClain Industries or any of our subsidiaries. Mr. Elliott is a principal officer of Hartland Insurance Group, Inc. which provided insurance to us during the 1998-99 fiscal year. Hartland Insurance Group sold us insurance with premiums aggregating approximately $1.0 million during the 1998-99 fiscal year, for which Mr. Elliott received fees and commissions in the approximate amount of $117,500. We believe that Mr. Elliott's ability to make fair compensation decisions was not compromised by our relationship with Hartland Insurance Group. None of our executive officers served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a Compensation Committee member or as a member of our Board of Directors during the last fiscal year.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the common stock against the cumulative total return of the NASDAQ Market Index, the NASDAQ Trucking and Transportation Index, and the published MG Industry Group 626 (Metals Fabrication), for the five (5) fiscal years beginning October 1, 1994 and ending September 30, 1999. This line graph assumes a $100 investment on October 1, 1994 with dividend reinvestment.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MCCLAIN INDUSTRIES, INC.
                     NASDAQ MARKET INDEX AND MG GROUP INDEX
                              [PERFORMANCE GRAPH]






                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                       COMPANY PEER GROUP AND BROAD MARKET

                                                                    ------------FISCAL YEAR ENDING------------
COMPANY/INDEX/MARKET                                          1994      1995        1996      1997       1998       1999
McClain Industries                                           100.00      83.33      69.70     59.85      42.42      53.03
Metals Fabrication                                           100.00     115.49     136.78    197.15     145.11     194.25
NASDAQ Market Index                                          100.00     121.41     141.75    192.67     200.23     323.92
NASDAQ Trucking & Transportation Index                       100.00     111.40     115.20    162.38     120.98     140.79

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table describes, as of March 2, 2000, certain information regarding the beneficial ownership of common stock, of:

              - each person known to us to be the beneficial owner of more than five percent (5%) of the common stock

              -     each of our directors

              - each of our executive officers listed in the Summary Compensation Table

              - all of our executive officers and directors as a group, based upon information available

                                                AMOUNT AND
                                                NATURE OF               PERCENT OF
NAME AND ADDRESS                                BENEFICIAL              OUTSTANDING
OF BENEFICIAL OWNER                             OWNERSHIP(1)            SHARES(2)
-------------------                             ------------            ---------
Kenneth D. McClain                                  1,415,474(3)         30.72%
6200 Elmridge Road
Sterling Heights, MI  48310

Robert W. McClain                                     996,094(4)         21.62%
6200 Elmridge Road
Sterling Heights, MI  48310

June McClain                                          337,178             7.32%
6200 Elmridge Road
Sterling Heights, MI 48310

Robert J. Gordon, Trustee(5)                          894,833             19.4%
One Woodward Ave., Ste. 2400
Detroit, MI 48226

Lisa McClain Pfeil                                    305,098(6)          6.62%
6200 Elmridge Road
Sterling Heights, MI 48310

Raymond Elliott                                        23,499             0.51%
290 Town Center
P.O. Box 890
Troy, Michigan  48084

Walter Kirchberger                                      8,725             0.19%
2301 West Big Beaver Rd., Suite 800
Troy, Michigan 48084

Carl Jaworski                                         119,491             2.59%
6200 Elmridge Road
Sterling Heights, MI 48310

Mark S. Mikelait                                       17,332             0.38%
500 Sherman Street
Galion, OH  44833


                                                AMOUNT AND
                                                NATURE OF               PERCENT OF
NAME AND ADDRESS                                BENEFICIAL              OUTSTANDING
OF BENEFICIAL OWNER                             OWNERSHIP(1)            SHARES(2)
-------------------                             ------------            ---------
All current executive officers and                2,580,615(7)           56.01%
Directors as a group (6 persons)

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that such person has a right to acquire within 60 days.

(2) Based on 4,607,577 shares of common stock issued and outstanding as of March 2, 2000. In addition, for purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security that such person or persons has or have the right to acquire within 60 days is also deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 2,430 shares of common stock owned by Kenneth D. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(4) Includes 337,178 shares of common stock owned by Robert W. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(5) These shares are held in 18 trusts of which Mr. Gordon is the trustee. The beneficiaries of these trusts are the children, grandchildren and other relatives of Messrs. Kenneth D. McClain and Robert W. McClain.

(6) All of the shares beneficially owned by Mrs. Pfeil are held of record in irrevocable trusts for her benefit. Mrs. Pfeil is the daughter of Kenneth D. McClain.

(7) Includes 32,331 shares which executive officers and directors have the right to acquire pursuant to stock options exercisable within 60 days.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We lease one of our facilities from the siblings of Messrs. Kenneth and Robert McClain. We believe that the terms and conditions of this lease are comparable to those available from an unrelated party with respect to similar facilities.

         We had sales of approximately $231,000 in the 1998-99 fiscal year to McClain Leasing Corporation, an entity controlled by certain of our officers and directors.

         The Hartland Insurance Group, Inc. provided insurance to us during the 1998-99 fiscal year. Hartland Insurance Group sold us insurance with premiums aggregating approximately $1.0 million during the 1998-99 fiscal year, for which Mr. Elliot received fees and commissions in the approximate amount of $117,500. See "Compensation Committee Interlocks and Insider Participation".

                               GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board selected Rehmann Robson P.C. as our independent public accountants for the 1998-99 fiscal year. Representatives of Rehmann Robson P.C. are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they wish to do so and to respond to any questions you may have. We expect that Rehmann Robson P.C. will also serve as our independent public accountants during the fiscal year ending September 30, 2000.

SHAREHOLDER PROPOSALS

         If you wish to submit a shareholder proposal to be included in the proxy materials for the 2001 Annual Meeting of Shareholders, you must comply with the federal securities laws. In addition, you must submit your proposal to us at our offices at 6200 Elmridge Road, Sterling Heights, Michigan 48310, not later than December 1, 2000. Shareholder proposals should be addressed to our Secretary.

OTHER MATTERS

         We have mailed our 1999 Annual Report to you with this Proxy Statement, or it has been mailed to you previously.

         We do not know of any matters that will be presented for consideration at the Annual Meeting other than those stated in this Notice of Annual Meeting and Proxy Statement. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the enclosed proxy will vote your proxy in accordance with their best judgment regarding such matters, including the election of a director other than a nominee listed in this Proxy Statement (should a nominee be unavailable to serve) and other matters incident to the conduct of the Annual Meeting.

                                  INSTRUCTIONS

         If you will not be attending the Annual Meeting, please date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that quorum at the Annual Meeting may be assured, it is important that you promptly execute and return the proxy to us. If you have any questions, please call Carl Jaworski at (810) 264-3611.


                                             By Order of the Board of Directors

                                             Carl Jaworski
                                             Secretary

Dated: March 31, 2000

                                REVOCABLE PROXY
                            MCCLAIN INDUSTRIES, INC.


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 2000

     The giving of this proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. This Proxy may be revoked at anytime.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE NOMINEES, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED.

1.  ELECTION OF DIRECTORS           FOR       WITHHELD   FOR ALL EXCEPT
    Nominees are:                   [ ]          [ ]          [ ]

KENNETH D. MCCLAIN              ROBERT W. MCCLAIN
WALTER J. KIRCHBERGER           RAYMOND ELLIOTT

INSTRUCTION: TO VOTE FOR ALL OF THE NOMINEES, PUT AN X IN THE BOX MARKED "FOR". TO WITHHOLD YOUR VOTE FOR ALL OF THE NOMINEES, PUT AN X IN THE BOX MARKED "WITHHELD". TO VOTE FOR SOME BUT NOT ALL OF THE NOMINEES, PUT AN X IN THE BOX MARKED "FOR ALL EXCEPT" AND LIST ON THE LINE BELOW ONLY THOSE NOMINEES FOR WHOM YOUR VOTE IS WITHHELD.
-------------------------------------------------------------------------------


2.  OTHER BUSINESS

The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgement.

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, personal representative, trustee or in some other representative capacity, please sign name and give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below.

                                            --------------------
                                             Date

----------------------------------------------------------------


----------------------------------------------------------------
   Stockholder sign above         Co-holder (if any) sign above




   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                            MCCLAIN INDUSTRIES, INC.

-------------------------------------------------------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The shareholder appoints KENNETH D. MCCLAIN, ROBERT W. MCCLAIN, RAYMOND ELLIOTT and WALTER J. KIRCHBERGER, or any one of them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder and in his or her name and stead, all shares of the common stock of McClain Industries, Inc. which the shareholder would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Sterling Inn, Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 5, 2000, and at any adjournments.

     The shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 29, 2000.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE